Exhibit 3.19

State of Minnesota

SECRETARY OF STATE

Certificate of Conversion

I, Mark Ritchie, Secretary of State of Minnesota, certify that the documentation required to effectuate a conversion by the entity listed below, from the law designated by the chapter listed below, has been filed in this office on the date listed and has been approved pursuant to the procedures required in the chapter indicated.

Conversion Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Name of Converting Entity: MN: CityForest Corporation

After Conversion, Entity is Governed by Minnesota

Statutes, Chapter: 322B

State of Formation and Name of Entity after the

Effective Date of Conversion: MN: Cellu Tissue-CityForest LLC

Effective Date of Conversion: 03/21/2007.

This certificate has been issued on 03/21/2007.

Secretary of State.

State of Minnesota

SECRETARY OF STATE

Certificate of Organization

I, Mark Ritchie, Secretary of State of Minnesota, do certify that: Articles of Organization, duly signed, have been filed on this date in the Office of the Secretary of State, for the organization of the following limited liability company, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This limited liability company is now legally organized under the laws of Minnesota.

Name: Cellu Tissue-CityForest LLC Charter Number: 2276757-3

Chapter Formed Under: 322B

This certificate has been issued on 03/21/2007.

Mark Ritchie

Secretary of State

ARTICLES OF CONVERSION

TO

A LIMITED LIABILITY COMPANY

OF

CITYFOREST CORPORATION

TO

CELLU TISSUE-CITYFOREST LLC

These Articles of Conversion to a Limited Liability Company have been duly executed and are being filed by CityForest Corporation, a Minnesota corporation (the “Converting Organization”), under Section .302A.687 of the Minnesota Business Corporation Act (the “MBCA”).

1)	A copy of the Plan of Conversion is attached hereto as Exhibit A.

2)	The name of the Converting Organization before the filing of these Articles of Conversion is CityForest Corporation and the name to which the name of the Converting Organization is to be changed is Cellu Tissue-CityForest LLC (the “Converted Organization”).

3)	The Converted Organization will be a domestic Minnesota limited liability company.

4)	The Plan of Conversion has been approved by the Converting Organization under Section 302A.685 of the MBCA.

5)	A copy of the Articles of Organization of the Converted Organization is attached hereto as Schedule A to the attached Plan of Conversion.

6)	These Articles of Conversion to a Limited Liability Company shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion to a Limited Liability Company as of March, 21 2007.

CITYFOREST CORPORATION

By	/s/ Dianne Schew
Name:	Dianne Schew

Title:	CFO

Exhibit A

PLAN OF CONVERSION

The undersigned, on behalf of CityForest Corporation, a Minnesota corporation (the “Converting Organization”), for the purpose of converting the Converting Organization from a domestic Minnesota corporation to a domestic Minnesota limited liability company, and pursuant to Sections 302A.681 to 302A.691 of the Minnesota Business Corporation Act (“MBCA”), hereby states as follows:

1)	The name of the converting organization (as that term is defined in Section 302A.Oll, Subd. 64 of the MBCA) is CityForest Corporation.

2)	The name of the converted organization (as that term is defined in Section 302A.011, Subd. 63 of the MBCA) is Cellu Tissue-CityForestLLC (the “Converted Organization”).

3)	The Converted Organization is a Minnesota limited liability company.

4)	The effective time of the conversion shall be upon filing of the articles of conversion contemplated by Section 302A.687 of the MBCA following all requisite approvals required by 302A.685 of the MBCA (the “Effective Time”). At the Effective Time, the Converting Organization shall be deemed to have converted into the Converted Organization. The 100 issued and outstanding shares of common stock of the Converting Organization shall be converted into a one hundred percent (100%) membership interest in the Converted Organization at the Effective Time. The holder of the certificate representing such shares of stock shall surrender such certificate at the office of the Converted Organization and the Secretary of the Converted Organization shall update the records of the Converted Organization to reflect the 100% membership interested issued to the holder.

5)	At the Effective Time, the members of the board of directors of the Converting Organization shall not be members of the board of governors of the Converted Organization. Pursuant to the member control agreement to be adopted by the members of the Converted Organization, the sole member of the Converted Organization shall exercise all authority ordinarily allocated to the board of governors. The officers of the Converting Organization shall be the managers (officers) of the Converted Organization as of the Effective Time, and shall serve until their successors shall have been elected and shall have qualified.

6)	At the Effective Time, the Bylaws of Converting Organization shall be replaced and superceded by the member control agreement duly adopted by the Converted Organization. The Converted Organization shall have no bylaws or operating agreement.

7)	The conversion shall have the effects set forth in Section 302A.691 of the MBCA.

8)	A copy of the articles of organization of the Converted Organization is attached hereto as Schedule A, and such articles shall be the articles of organization of the Converted Organization at the Effective Time.

9)	This Plan of Conversion shall be governed by the laws of the State of Minnesota excluding the conflicts of law provisions thereof.

March 21, 2007

CITYFOREST CORPORATION

By	Dianne Schew
Name:	Dianne Schew
Title:	CFO

Schedule A

ARTICLES OF ORGANIZATION

OF

CELLU TISSUE-CITYFOREST LLC

In order to form a limited liability company under Minnesota Statutes, Chapter 322B, the following Articles of Organization are hereinafter set forth:

Article I

The name of this company is Cellu Tissue-City Forest LLC.

Article II

The name and address of the registered agent and registered office of this company is CT Corporation System, 100 South Fifth Street, Suite1075, Minneapolis, Minnesota 55402.

Article III

Unless dissolved earlier according to law, this company shall have perpetual existence.

Article IV

Members of this company shall not have the preemptive rights set forth in Section 322B.33 of Minnesota Statutes.

Article V

No member of this company shall have cumulative voting rights.

Article VI

Any action required or permitted to be taken at a meeting of the Board of Governors not needing approval by the members may be taken by a written action signed, or consented to by authenticated electronic communication, by the number of governors that would be required to take such action at a meeting of the Board of Governors at which all governors were present.

Article VII

Any action required or permitted to be taken at a meeting of the members may be taken by a written action signed, or consented to by authenticated electronic communication, by the members who hold voting power equal to the voting power that would be required to take the same action at a meeting of the members at which all members were present.

Article VIII

No governor of this company shall be personally liable to the company or its members for monetary damages for breach of fiduciary duty by such governor as a governor; provided, however, that this Article shall not eliminate or limit the liability of a governor (i) for any breach of the governor’s duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 322B.56 or 80A.23 of Minnesota Statutes, (iv) for any transaction from which the governor derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any governor of the company for or with respect to any acts or omissions of such governor occurring prior to such amendment or repeal.

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